UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2014

LEAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11311	13-3386776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

21557 Telegraph Road, Southfield, MI	48033
(Address of principal executive offices)	(Zip Code)

(248) 447-1500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 15, 2014, Lear Corporation (“Lear”) held its annual meeting of stockholders. Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders:

	Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
Election of directors
Richard H. Bott	67,735,557	12,622	134,347	3,302,387
Thomas P. Capo	67,738,095	10,141	134,290	3,302,387
Jonathan F. Foster	66,839,995	908,316	134,215	3,302,387
Kathleen A. Ligocki	67,725,044	24,617	132,865	3,302,387
Conrad L. Mallett, Jr.	67,403,915	345,754	132,857	3,302,387
Donald L. Runkle	67,733,939	15,729	132,858	3,302,387
Matthew J. Simoncini	67,737,834	10,605	134,087	3,302,387
Gregory C. Smith	67,735,416	13,153	133,957	3,302,387
Henry D.G. Wallace	67,011,879	736,689	133,958	3,302,387
Ratification of appointment of independent registered public accounting firm	70,551,780	496,824	136,309
Advisory approval of Lear Corporation’s executive compensation	66,546,200	1,058,161	278,165	3,302,387
Approval of the material terms of the performance goals under the Lear Corporation 2009 Long-Term Stock Incentive Plan	65,590,121	2,066,784	225,621	3,302,387
Approval of the material terms of the performance goals under the Lear Corporation Annual Incentive Plan	66,047,947	1,608,055	226,524	3,302,387

Section 8 – Other Events

Item 8.01 Other Events.

On May 15, 2014, Lear announced that its Board of Directors has declared a $0.20 per share quarterly cash dividend on Lear’s common stock. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Exhibit Description

99.1	Press release, dated May 15, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lear Corporation

Date: May 16, 2014	By:	/s/ Jeffrey H. Vanneste
		Name:	Jeffrey H. Vanneste
		Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press release, dated May 15, 2014

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